Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus of Lake Shore Savings & Loan Association, constituting a part of this Amendment No. 1 to the Registration Statement (Form S-1) and Forms MHC-1 and MHC-2, of our report dated October 7, 2005, relating to the financial statements of Lake Shore Savings & Loan Association which is included in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Pittsburgh, Pennsylvania

January 11, 2006